WARRANT AGREEMENT


                                      Between


                            RENAISSANCE COSMETICS, INC.

                                        and

                               FIRSTAR TRUST COMPANY as
                                   Warrant Agent









                             _________________________


                            Dated as of August 15, 1996


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                          TABLE OF CONTENTS

                                                                       Page

1.    Appointment of Warrant Agent................................      1
2.    Warrant Certificates........................................      2
3.    Execution of Warrant Certificates...........................      2
4.    Registration and Countersignature...........................      3
5.    Transfer and Exchange of Warrants...........................      3
6.    Registration of Transfers and Exchanges.....................      4
7.    Terms of Warrants; Exercise of Warrants.....................      10
8.    Payment of Taxes............................................      13
9.    Mutilated or Missing Warrant Certificates...................      13
10.   Reservation of Warrant Shares...............................      13
11.   Public Equity Offering of Class A Common Stock;
        Obtaining Stock Exchange Listings........................       14
12.   Adjustment of Number of Warrant Shares Issuable.............      15
13.   Fractional Interests........................................      27
14.   Notices to Warrant Holders..................................      28
15.   Notices to the Company and Warrant Agent....................      30
16.   Supplements and Amendments..................................      30
17.   Concerning the Warrant Agent................................      31
18.   Change of Warrant Agent.....................................      34
19.   Identity of Transfer Agent..................................      35
20.   Registration Rights.........................................      35
21.   Successors..................................................      35
22.   Termination.................................................      35
23.   Governing Law...............................................      35
24.   Benefits of This Agreement..................................      35
25.   Counterparts................................................      36
26.   Headings....................................................      36


Exhibit A.        Form of Warrant Certificate.....................      A-1
Exhibit B.        Certificate.....................................      B-2
Exhibit C.        Legends.........................................      C-1
Exhibit D.        Transferee Letter...............................      D-1

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            WARRANT AGREEMENT (the "Agreement"), dated as of August 15,
1996, between Renaissance Cosmetics, Inc., a Delaware corporation (together with any successors and assigns, the "Company"), and FIRSTAR TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

            WHEREAS, the Company proposes to issue and sell pursuant to a Securities Purchase Agreement (the "Purchase Agreement"), dated as of August 8, 1996, between the Company and CIBC Wood Gundy Securities Corp., as Initial Purchaser (the "Initial Purchaser"), $80,000,000 in aggregate liquidation value of its Senior Redeemable Preferred Stock, Series B, par value $.01 per share (the "Preferred Stock"), along with 80,000 Warrants (each an "Initial Warrant," and collectively, the "Initial Warrants"), for the purchase of shares of its Common Stock, par value $.01 per share (the "Common Stock") constituting approximately 16% of the Company's fully diluted Common Stock as of the date hereof;

            WHEREAS, the Company has granted to the Initial Purchaser an option (the "Purchase Option") exercisable within 30 days of the date hereof, to acquire up to an additional $20,000,000 in aggregate liquidation value of the Preferred Stock, along with an additional 20,000 Warrants (the "Additional Warrants" and together with the Initial Warrants, collectively, the "Warrants") constituting approximately 4% of the Company's fully diluted Common Stock as of the date of such issuance (the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");

            WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, transfer, exchange and exercise of Warrants as provided herein; and

            WHEREAS, the holders of Warrants and Warrant Shares shall, from time to time, have certain rights and obligations with respect thereto as set forth in the Common Stock Registration Rights Agreement, dated as of August 15, 1996, between the Company and the Purchaser;

            NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Warrant Agent hereby agree as follows:

            SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set

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                                    -2-


forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

            SECTION 2. WARRANT CERTIFICATES. The Warrants will initially be issued either in global form (the "Global Warrants"), substantially in the form of Exhibit A hereto (including the footnote thereto), or in registered form as definitive Warrant certificates (the "Definitive Warrants"). Any certificates (the "Warrant Certificates") evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A hereto. Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and Depositary (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depositary with respect to the Global Warrants until a successor shall be appointed by the Company. Upon written request, a Warrant holder may receive from the Depositary and Warrant Agent Definitive Warrants as set forth in Section 6 below.

            SECTION 3. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, a Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

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                                    -3-

            In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

            Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

            SECTION 4. REGISTRATION AND COUNTERSIGNATURE. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent in the city of Milwaukee, Wisconsin (the "Warrant Register") as they are issued.

            Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, a Vice President, the Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

            The Company and the Warrant Agent may deem and treat the registered holders (the "Holders") of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

            SECTION 5. TRANSFER AND EXCHANGE OF WARRANTS. The Warrant Agent shall from time to time, subject to the limitations of Section 6, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly

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                                    -4-

executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Warrant Certificates to be so exchanged.

            Upon registration of transfer, the Warrant Agent shall countersign and deliver by certified or first class mail a new Warrant Certificate or Warrant Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in Milwaukee, Wisconsin for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

            No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

            SECTION 6.  REGISTRATION OF TRANSFERS AND EXCHANGES.

            (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

       (i)   to register the transfer of the Definitive Warrants; or

      (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements under this Agreement

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                                    -5-

are met; PROVIDED, HOWEVER, that the Definitive Warrants presented or surrendered for registration of transfer or exchange:

      (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing; and

      (y) in the case of Warrants (the "Restricted Warrants") which constitute Restricted Securities (as such term is defined in Rule 144(a)(3) of the Securities Act of 1933, as amended (the "Securities Act")), such Warrants shall be accompanied, in the reasonable discretion of the Company, by the following additional information and documents, as applicable, however, it being understood that the Warrant Agent need not determine which clause (A) through (C) below is applicable:

            (A) if such Restricted Warrant is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto); or

            (B) if such Restricted Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act, a "QIB") in accordance with Rule 144A under the Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and, with respect to transfers pursuant to Rule 144 or Regulation S, an opinion of counsel reasonably acceptable to the Company and the Warrant Agent to the effect that such transfer does not require registration under the Securities Act; or

            (C) if such Restricted Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially

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                                    -6-

                  the form of Exhibit B hereto) and an opinion of counsel reasonably acceptable to the Company and to the Warrant Agent to the effect that such transfer does not require registration under the Securities Act.

            (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE WARRANT FOR A BENEFICIAL INTEREST IN A GLOBAL WARRANT. A Definitive Warrant may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

            (A) if such Definitive Warrant constitutes a Restricted Warrant, certification, substantially in the form of Exhibit B hereto, that such Definitive Warrant is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

            (B) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrant Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant in the appropriate amount.

            (c) TRANSFER AND EXCHANGE OF GLOBAL WARRANTS. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

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                                    -7-


            (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL WARRANT FOR A DEFINITIVE WARRANT.

       (i) Any person having a beneficial interest in a Global Warrant may upon request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the
             Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of a beneficial interest in Restricted Warrants, the following additional information and documents, however, it being understood that the Warrant Agent need not determine which clause (A) through (C) below is applicable:

            (A) If such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit B hereto); or

            (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit B hereto) and, with respect to transfers pursuant to Rule 144 or Regulation S, an opinion of counsel reasonably acceptable to the Company and the Warrant Agent to the effect that such transfer does not require registration under the Securities Act; or

            (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of

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                                    -8-

                  Exhibit B hereto) and an
                  opinion of counsel from the transferee or transferor reasonably acceptable to the Company and to the Warrant Agent to the effect that such transfer does not require registration under the Securities Act, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an officers' certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Company (an "Officers' Certificate"), the Warrant Agent will countersign and deliver to the transferee a Definitive Warrant.

      (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing, provided such designation is in accordance with this Section 6(d). The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Definitive Warrants are registered.

            (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL WARRANTS. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 6), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (f) AUTHENTICATION OF DEFINITIVE WARRANTS IN ABSENCE OF DEPOSITORY. If at any time:

       (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and

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                                    -9-

             a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

      (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an Officers' Certificate requesting the countersignature and delivery of Definitive Warrants, will countersign and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of Warrants represented by the Global Warrant, in exchange for such Global Warrant.

  (g)   LEGENDS.


      (i) Except as permitted by the following paragraph (ii), each Warrant Certificate evidencing the Global Warrants and the Definitive Warrants (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially as set forth in Exhibit C.

      (ii) Upon any sale or transfer of a Warrant pursuant to Rule 144 under the Securities Act made in compliance with Section 6(a)(y) or an effective registration statement under the Securities Act:

             (A) in the case of any Warrant that is a Definitive Warrant, the Warrant Agent shall permit the Holder thereof to exchange such Restricted Warrant for a Definitive Warrant that does not bear the legend set forth in Exhibit C and rescind any related restriction on the transfer of such Warrant; and

             (B) any such Warrant represented by a Global Warrant shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 6(c) hereof); provided, however, that with respect to any request for an exchange of a Warrant that is represented by a Global Warrant for a Definitive Warrant that does not bear the legend set forth in Exhibit C, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the
                  Warrant Agent that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto) and shall obtain an opinion of counsel, reasonably acceptable to the Company and the Warrant Agent, to the effect that such transfer does not require registration under the Securities Act.

            (h) CANCELLATION AND/OR ADJUSTMENT OF A GLOBAL WARRANT. At such time as all beneficial interests in a Global
Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, such Global Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant by the Warrant Agent to reflect such reduction.

            (i) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF DEFINITIVE WARRANTS.

      (i) To permit registrations of transfers and exchanges in accordance with the terms of this Agreement, the Company shall execute, and the Warrant Agent shall countersign, Definitive Warrants and Global Warrants.

     (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

    (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

            SECTION 7. TERMS OF WARRANTS; EXERCISE OF WARRRANTS. Subject to the terms of this Agreement, each Warrant Holder shall have the right, which may be exercised commencing on or after the Exercisability Date (as defined below) and until 5:00

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                                    -11-

p.m., New York City time, on August 31, 2006
(the "Expiration Date"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares. The Company shall promptly notify in writing the Warrant Agent of any event which requires it to suspend exercise of Warrants pursuant to the proviso of the preceding sentence and of the termination of any such suspension. Subject to the next paragraph of this Section 7, each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

            In the event that at the Expiration Date, the exercise of Warrants has been suspended such that the Warrants have not been exercised for a period of one full year, the Expiration Date shall be extended to such date as is necessary so that the Warrant will have been exercisable for one full year prior to the Expiration Date.

            "Exercisability Date" shall mean August 15, 1996.

            The initial price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Exercise Price") shall be $.01, subject to adjustment. A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company in New York Clearing House Funds.

            Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrant Holder may designate a certificate or certificates for the number of full Warrant
Shares issuable upon the exercise of such Warrants together with cash as provided in Section 12; PROVIDED, HOWEVER, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (j) of Section 12 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than three days, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are not open for business ("Business Day") thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 13. Such certificate or certificates shall be deemed to have been issued and any person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

            The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Warrant Certificates pursuant to the provisions of this Section 7 and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

            All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure for such disposal and in a manner reasonably satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

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                                    -13-

            The Warrant Agent shall keep copies of this Agreement available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

            SECTION 8. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            SECTION 9. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

            SECTION 10. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

            The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 14 hereof.

            The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will take no action to increase the par value of the Common Stock to an amount in excess of the Exercise Price, and the Company will not enter into any agreements inconsistent in any material respect with the rights of Holders hereunder. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

            SECTION 11. PUBLIC EQUITY OFFERING OF COMMON STOCK; OBTAINING STOCK EXCHANGE LISITINGS. The Company covenants and agrees with the Warrant
Agent, for the benefit of each Warrant Holder, that at any time while the Warrants are outstanding, the Company will not make a Public Equity
Offering (as defined below) of any class of its common stock other than the Common Stock. In the event that, at any time during the period in which the Warrants are exercisable, the Common Stock is not listed on any principal securities exchanges or markets within the United States of America, the Company will use its best efforts to permit the Warrant Shares to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market.

            "Public Equity Offering" means a public offering by the Company of shares of its common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission (other than a public offering on a registration statement on Form S-4 or S-8 or similar form).

            SECTION 12. ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE. The number of shares of Common Stock issuable upon the exercise of each Warrant (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12.

            (a)   ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

            (i)  If the Company:

            (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other capital stock of the Company; or

            (2) subdivides, combines or reclassifies its outstanding shares of Common Stock;

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution (the "Time of Determination") and immediately after the effective date in the case of a subdivision, combination or reclassification.

            If after an adjustment a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise
Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 12.

            Such adjustment shall be made successively whenever any event listed above shall occur.

            (ii) If the Initial Purchaser exercises the Purchase Option in full or in part, then Holders of the Initial Warrants shall be entitled to an adjustment to the Exercise Rate in effect immediately prior to such action with respect to the Initial Warrants (but not the Additional Warrants) so that such Holders of the Initial Warrants, taken together, shall be entitled upon exercise of such Initial Warrants to receive Warrant Shares constituting a percentage of the Company's fully diluted Common Stock as of the date of issuance of the Additional Warrants that is the same as the percentage such Warrant Shares constituted of the Company's fully diluted Common Stock as of the date the Initial Warrants were issued. Such delivery of additional Warrants to effect the adjustment shall be made to the Initial Warrants pro rata; provided that, such adjustment shall be effected by the delivery by the Company to the Holders of the Initial Warrants of additional Warrants in an amount equal to, and in lieu of making, the adjustment to the Exercise Rate otherwise allowed for.

            (b)   ADJUSTMENT FOR CERTAIN ISSUANCES OF COMMON STOCK.

            If the Company issues or sells shares of its Common Stock or distributes any rights, options or warrants to any Person entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, at a price per share less than the Current Market Value at the Time of Determination, the Exercise Rate shall be adjusted in accordance with the formula:

                        E' = E x  O + N
                                  O + N x P/M

where:

            E' =  the adjusted Exercise Rate.

            E  =  the Exercise Rate immediately prior to the Time of
                   Determination for any such issuance, sale or distribution.

            O  =  the number of Fully Diluted Shares (as defined below)
                   outstanding immediately prior to the Time of Determination for any such issuance, sale or distribution.

            N  =  the number of additional shares of Common Stock issued, sold or issuable upon exercise of such rights, options or warrants.

            P  =  the price received in the case of any issuance or sale of
                   Common Stock or rights, options or warrants inclusive of the exercise price per share of Common Stock upon exercise of such rights, options or warrants.

            M  =  the Current Market Value per share of Common Stock on the
                   Time of Determination for any such issuance, sale or distribution.

            The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. Notwithstanding the foregoing, the Exercise Rate shall not be subject to adjustment in connection with (i) the issuance of any shares of Common Stock upon exercise of any such rights, options or warrants which have previously been the subject of an adjustment under this Agreement for which the required adjustment has been made and (ii) the exercise of the Warrants. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

            (c)   ADJUSTMENT FOR OTHER DISTRIBUTION.

            If the Company distributes to all holders of its Common Stock
(i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any assets of the Company or any of its subsidiaries (other than cash dividends or other cash distributions or distributions from current or retained earnings or earned surplus), or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company, the Exercise Rate shall be adjusted in accordance with the formula:

                        E' = E x   M/M - F

where:

            E' =  the adjusted Exercise Rate.

            E  =  the current Exercise Rate on the record date mentioned below.

            M  =  the Current Market Value per share of Common Stock on the record date mentioned below.

            F  =  the fair market value on the record date mentioned below of the indebtedness, assets, rights, options or warrants distributable in respect of one share of Common Stock.

            The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to clause (iii) above of this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date.

            This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 12.

            (d)   CURRENT MARKET VALUE.

            "Current Market Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be:

            (1) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange

      Act"), (i) the value
      of the Security determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date or (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the twelve months preceding such date by the board of directors of the Company if the transaction is for less than $1,000,000 and is not with an Affiliate and by an Independent Financial Expert in all other instances, or

            (2) if the Security is registered under the Exchange Act, the average of the daily closing bid prices (as defined below) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices for all of the Business Days before such date for which daily closing bid prices are available. If the closing bid price is not determinable for at least 10 Business Days in such period, the Current Market Value of the Security shall be determined as if the Security was not registered under the Exchange Act.

            The "closing bid price" for any Security on each Business Day means: (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company or (C) if neither clause (A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each Business Day, designated by the Company. If there are no such prices on a

Business Day, then the market price shall not be determinable for such Business Day.

            "Independent Financial Expert" shall mean (a) CIBC Wood Gundy Securities Corp. (or any successor) or (b) another nationally recognized investment banking firm reasonably acceptable to the Warrant Agent (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (iii) that has not been retained by the Company for any purpose, other than to perform an equity valuation, within the preceding twelve months and (iv) that, in the reasonable judgment of the board of directors of the Company (certified by a board resolution), is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

            "Affiliate" of any specified person means any other person which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of at least 10% of the voting securities of a person shall be deemed to be control.

            (e)   WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED.

            No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

            All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

            (f)   WHEN NO ADJUSTMENT REQUIRED.

            If an adjustment is made upon the establishment of a record date for a distribution subject to subsections (a), (b) or (c) hereof and such distribution is subsequently cancelled, the Exercise Rate then in effect shall be readjusted, effective as of the date when the board of directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed. If an adjustment would be required under two or more of paragraphs (a), (b) and (c), such adjustments will be determined without duplication.

            To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

            (g)   NOTICE OF ADJUSTMENT.

            Whenever the Exercise Rate is adjusted, the Company shall provide the notices required by Section 14 hereof.

            (h)   VOLUNTARY REDUCTION.

            The Company from time to time may increase the Exercise Rate by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 Business Days.

            An increase of the Exercise Rate under this Sub-section (h) (other than a permanent increase) does not change or adjust the Exercise Rate otherwise in effect for purposes of subsections (a), (b) or (c) of this Section 12.

            (i)   WHEN ISSUANCE OR PAYMENT MAY BE DEFFERRED.

            In any case in which this Section 12 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to
Section 13; provided, however, that the Company shall deliver to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, to deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

            (j)   REORGANIZATIONS.

            In case of any capital reorganization, other than in the cases referred to in Sections 12(a), (b) or (c) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities or property thereafter deliverable upon exercise of Warrants.

            The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall (i) expressly assume, by a supplemental warrant agreement or other acknowledgment executed and delivered to the Warrant
Agent the obligation to deliver to the Warrant Agent and to cause the Warrant Agent to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Agreement to be performed and observed by the Company in the manner prescribed herein and (ii) enter into an agreement providing to the Holders rights and benefits substantially similar to those enjoyed by the Holders under the Common Stock Registration Rights and Stockholders Agreement of even date herewith.

            The foregoing provisions of this Section 12(j) shall apply to successive Reorganization transactions.

            (k)   DRAG ALONG RIGHTS.

      (i) At any time prior to a Public Equity Offering resulting in gross proceeds to the Company of in excess of $10 million (the "Drag Along Termination Date"), in connection with any sale, transfer, exchange or other disposition by any one or more of the holders of Company Common Stock (collectively, for purposes of this Sub-section (k), the "Selling Holders") of shares of Common Stock and/or Common Stock Equivalents representing more than 50% of the Fully-Diluted Shares (for purposes of this Sub-section (k), a "Drag Sale"), a majority of the Selling
           Holders shall have the right to require each other Holder (collectively, for purposes of this Section 12, the "Nonparticipating Holders") to sell a portion of each such Nonparticipating Holder's Common Stock and Common Stock Equivalents which represents the same percentage of such Nonparticipating Holder's Fully-Diluted Shares as the shares being disposed of by the Selling Holders represent of their Fully-Diluted Shares. The right of the Selling Holders to require the Nonparticipating Holders to sell in a Drag Sale must be exercised pro rata among all Nonparticipating Holders. (For example, if the Selling Holders are selling 50% of their Fully-Diluted Shares, each Nonparticipating Holder shall be required to sell 50% of its Fully-Diluted Shares). All Common Stock and Common Stock Equivalents sold or transferred by Nonparticipating Holders pursuant to this Sub-section (k) shall be sold at the same price and otherwise treated the same, in
            substance, as the Common Stock being sold by the Selling
            Holders; provided, that if Common Stock Equivalents are being sold the consideration received by the seller shall be reduced by the applicable aggregate exercise price (such reduction to be taken first from any cash consideration to be received) by the seller.

     (ii) The Selling Holders shall give each Nonparticipating Holder at least 20 days prior written notice of any Drag Sale. In connection with any Drag Sale the Nonparticipating Holders shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Selling Holders (including, without limitation, the voting of any Common Stock or other voting capital stock of the Company to approve such Drag Sale). At the Closing of a Drag Sale, each Nonparticipating Holder shall deliver to the purchaser the certificates for all Common Stock and Common Stock Equivalents being sold by it, duly endorsed for transfer, with the signature guaranteed, against payment of the appropriate purchase price.

    (iii) This Sub-section (k) shall remain in full force and effect with respect to the Warrant Shares until the Drag Along Termination Date without regard to any other termination of this Agreement and shall survive the exercise of the Warrants and shall be equally applicable to the Warrant Shares.

           (l)   TAG ALONG RIGHTS.

      (i) At any time prior to the earlier of a Public Equity Offering resulting in gross proceeds of at least $10 million or August 31, 2002 (the "Tag-Along Termination Date"), in the event any one or more Holders (collectively, for purposes of this subsection (l), the "Tag Sellers") desire to sell for value any shares of Common Stock and/or Common Stock
           Equivalents representing more than 5% of the Fully-Diluted Shares (for purposes of this subsection (l), a "Tag Sale") and, if they are Selling Holders, they do not elect to exercise their drag-along rights under subsection (k) hereof, then at least 20 days prior to the closing of such Tag Sale, such Tag Along Sellers shall, by written notice, offer (the "Participation Offer") to each other Holder (collectively, for purposes of this subsection (l), the "Nonparticipating

            Tag Holders") the right to sell in the Tag Sale a number of shares of Common Stock or, if consented to by the transferee, Common Stock Equivalents, which represents the same percentage of such Nonparticipating Tag Holder's Fully-Diluted Shares as the shares being disposed of by the Tag Sellers represent of their Fully-Diluted Shares; provided that, if the consideration to be received by the Tag Sellers includes any securities, only Nonparticipating Tag Holders who have certified to the reasonable satisfaction of the Tag Sellers that they are QIBs or accredited investors as defined under United States federal securities law ("Accredited Holders") shall be entitled to participate in such Tag Sale. All Common Stock or Common Stock Equivalents sold or transferred by Nonparticipating Holders pursuant to this subsection (l) shall be sold at the same price and otherwise treated the same, in substance, as the securities of such type being sold by the Tag Sellers; provided, that if Common Stock Equivalents are being sold the consideration received by the seller shall be reduced by the applicable aggregate exercise price (such reduction to be taken first from any cash consideration to be received) by the seller.

     (ii) Within 20 days after their receipt of the Participation Offer, each eligible Tag Holder who desires to participate in the Tag Sale shall deliver to the Tag Sellers a written notice specifying the number of shares of Common Stock and, if applicable, Common Stock Equivalents that each such Nonparticipating Tag Holder desires to sell in the Participation Offer, whereupon each such Nonparticipating Tag Holder shall be obligated to sell such shares of Common Stock and, if applicable, Common Stock Equivalents at the closing of such Tag Sale, if and when it occurs.

    (iii) Each eligible Nonparticipating Tag Holder's right to participate in the proposed Tag Sale and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein and (ii) such Nonparticipating Tag Holder's execution and delivery of all agreements and other documents as the Tag Sellers are required to execute and deliver in connection with such Tag Sale. If any Nonparticipating Tag Holder shall accept the Participation Offer, the Tag Sellers shall reduce, to the extent necessary, the number of shares of
            Common Stock they otherwise would have sold in the proposed Tag Sale so as to permit those Nonparticipating Tag Holders who have accepted the Participation Offer to sell the number of shares of Common Stock and, if applicable, Common Stock Equivalents that they are entitled to sell under this subsection (l).

     (iv) This subsection (l) shall remain in full force and effect with respect to the Warrant Shares until the Drag Termination Date or the Expiration Date without regard to any other termination of the provisions of this Agreement.

            (m)   EXCEPTIONS TO DRAG ALONG AND TAG ALONG RIGHTS.

            In no event shall any Reorganization constitute a transfer of shares of Common Stock or other Common Stock Equivalents for purposes of subsection (k) or subsection (l) so long as, in connection with any such Reorganization, all Common Stock and Common Stock Equivalents owned by the Holders receive the same price per share (in the case of Common Stock Equivalents, less the applicable exercise price).

            (n)   FORM OF WARRANTS.

            Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

            (o)   WARRANT AGENT'S DISCLAIMER.

            The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental warrant agreement under subsection (j) of this
Section 12 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12.

            (p)   MISCELLANEOUS.

            For purpose of this Section 12 the term "shares of Common Stock" shall mean (i) shares of the class of stock designated as the Common
Stock, par value $.01 per share of the Company as of the date of this Agreement, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. For purposes of this Section 12 the term "Fully-Diluted Shares" shall mean (i) the shares of Common Stock outstanding as of a specified date, and (ii) the shares of Common Stock into or for which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible (other than the Warrants). For purposes of this Section 12, "Common Stock Equivalents" means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time or upon the occurrence of some future event. In the event that at any time, as a result of an adjustment made pursuant to this
Section 12, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (p) of this Section 12, inclusive, and the provisions of Sections 7, 8, 10 and 13 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

            SECTION 13. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants.
If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants
(or specified portion thereof), the Company shall, to the extent it is permitted by law and its other agreements to do so, pay an amount in cash equal to the excess of the value (as determined by the Board of Directors in good faith) of a Warrant Share over the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

            SECTION 14. NOTICES TO WARRANT HOLDERS. Upon any adjustment pursuant to Section 12 hereof, the Company shall give prompt written notice of such adjustment to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 10 days after notification is received by the Warrant Agent of such adjustment, to mail by first class mail, postage prepaid, to each Holder a notice of such adjustment(s) and shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company, accompanied by the report thereon by a firm of independent public accountants selected by the board of directors of the Company (who may be the regular accountants for the Company), setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 14.

            In case:

            (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

            (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets; or

            (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (e) the Company proposes to take any action that would require an adjustment to the Exercise Rate pursuant to Section 12;

then the Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each of the registered holders of the Warrant Certificates at his or its address appearing on the Warrant Register, at least 30 days (or 20 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Company or the Warrant Agent to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

            The Company shall give prompt written notice to the Warrant
Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each Holder written notice of any determination to make a distribution or dividend to the holders of its Common Stock of any assets (including cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be received by the Holders at least 30 days prior to such record date therefor.

            Nothing contained in this Agreement or in any Warrant
Certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

            SECTION 15. NOTICES TO THE COMPANY AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 15 by the Company), as follows:

                  Renaissance Cosmetics, Inc.
                  955 Massachusetts Avenue
                  Cambridge, Massachusetts  02139
                  Attention:  Chief Executive Officer

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019
                  Attention:  Paul D. Ginsberg, Esq.

            Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section by the Warrant Agent).

                  Firstar Trust Company
                  615 East Michigan Street P.O. Box 2077
                  Milwaukee, Wisconsin  53201-2077

                  Attention:   Mr. Gene E. Ploeger
                  Fax Number:  (414) 287-3904

            SECTION 16. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of any holder of Warrants. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Warrants. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (not including adjustments contemplated hereunder). The Warrant Agent shall be entitled to receive and shall be fully protected in relying upon an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

            SECTION 17. CONCERNING THE WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

            (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

            (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

            (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

            (d) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

            (e) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, Chief Financial Officer, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate. Without limiting the foregoing, the Company shall notify the Warrant Agent of the occurrence of the Exercisability Date on the date it occurs, and until receipt of such notice the Warrant Agent may be entitled to assume that any such date has not occurred.

            (f) The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

            (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

            (h) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent or as a lender to the Company or an affiliate thereof.

            (i) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

            (j) The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this

      Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

            (l) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without negligence in accordance with instructions of any such officer or officers.

            SECTION 18. CHANGE OF WARRANT AGENT. The Warrant Agent may resign at any time and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant
Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant
Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant
Agent. Pending appointment of a successor warrant agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $10,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Company or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

            SECTION 19. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any Transfer Agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company shall promptly file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

            SECTION 20. REGISTRATION RIGHTS. The Holders shall be entitled to all of the benefits of that certain Common Stock Registration Rights Agreement among the Company and the Initial Purchaser dated as of
August   , 1996, in connection with the Common Stock to be issued in connection with the exercise of the Warrants.

            SECTION 21. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent, the Initial Purchaser or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

            SECTION 22. TERMINATION. This Agreement shall terminate at 5:00 p.m. New York City time on August 31, 2006. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised or redeemed pursuant to this Agreement.

            SECTION 23. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

            SECTION 24. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the

Company, the Warrant Agent and the registered Holders of the Warrant Certificates.

           SECTION 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

           SECTION 26. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                  RENAISSANCE COSMETICS, INC.


                                     By:/s/John R. Jackson
                                         Name: John R. Jackson
                                         Title: Vice President



                                         FIRSTAR TRUST COMPANY,
                                         as Warrant Agent


                                     By: /s/Suzanne P. Norman Barnes
                                         Name: Suzanne P. Norman Barnes
                                         Title: Assistant Vice President

                                                               EXHIBIT A




                        [Form of Warrant Certificate]
                                   [Face]


            [THIS SECURITY IS A GLOBAL CERTIFICATE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR
DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT DATED AS OF

AUGUST , 1996 BETWEEN THE COMPANY AND THE WARRANT AGENT (THE "WARRANT AGREEMENT"), AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &
CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.]1












_________________________

1 This paragraph is to be included only if the Warrant is in global form.

          EXERCISABLE ON OR AFTER THE EXERCISABILITY DATE AND ON OR BEFORE
                            AUGUST 31, 2006


          No. _______                                         _______ Warrants


                              Warrant Certificate

                           RENAISSANCE COSMETICS, INC.


            This Warrant Certificate certifies that ______, or registered assigns, is the registered holder of Warrants expiring August 31, 2006 (the "Warrants") to purchase shares of Common Stock (the "Common Stock") of Renaissance Cosmetics, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or after the Exercisability Date and on or before 5:00 p.m. New York City Time on August 31, 2006, one fully paid and nonassessable share of Class A Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $.01 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, subject only to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

            No Warrant may be exercised before the Exercisability Date or after 5:00 p.m., New York City Time, on August 31, 2006 and to the extent not exercised by such time such Warrants shall become void.

            This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

            This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

            IN WITNESS WHEREOF, Renaissance Cosmetics, Inc. has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


Dated:

                                    RENAISSANCE COSMETICS, INC.


                                    By:   ___________________________
                                                   President

                                    By:   _________________________
                                                   Secretary


Countersigned:

FIRSTAR TRUST COMPANY,
  as Warrant Agent


By:   _________________________
      Authorized Signature

                       [Form of Warrant Certificate]

                                 [Reverse]


            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring August 31, 2006, entitling the holder on exercise to receive shares of Common Stock, of the Company (the "Common Stock"), $.01 par value, and are issued or to be issued pursuant to a Warrant Agreement dated as of August 15, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company to FIRSTAR TRUST COMPANY, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

            Warrants may be exercised at any time on or after the "Exercisability Date" and on or before August 31, 2006, subject to extension as provided in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

            The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

            The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Such registration rights are set forth in the Common Stock Registration Rights Agreement, dated as of August 15, 1996, among the Company and the parties named therein. Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

            Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                   [Form of Election to Purchase]

             (To Be Executed upon Exercise of Warrant)


            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____ shares of Common Stock and herewith tenders payment for such shares to the order of Renaissance Cosmetics, Inc. in the amount of $_____ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ______________, whose address is __________ and that such shares be delivered to _________ whose address is ______________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________, whose address is ________, and that such Warrant Certificate be delivered to ___________, whose address is
________________.


                                  Signature:


Date:

                                    Signature Guaranteed:

             SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS2


The following exchanges of a part of this Global Warrant for certificated Warrants have been made:



                                                  Number of
                                                  Warrants of
            Amount of           Amount of         this Global
            decrease in         increase in       Warrant         Signature of
            number of           number of         following       authorized
Date of     Warrants of this    Warrants of this  such decrease   officer of
Exchange    Global Warrant      Global Warrant    (or increase)   Warrant Agent



_________________________

2 This is to be included only if the Warrant is in global form.

                                                                      EXHIBIT B




             CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
              TRANSFER OF WARRANTS


Re:  Warrants to Purchase Common Stock (the "Warrants") of Renaissance
      Cosmetics, Inc.

            This Certificate relates to ____ Warrants held in* book-entry or* _____ certificated form by ______ (the "Transferor").

The Transferor*:
       __
      /_/   has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the Depositary a Warrant or Warrants in definitive registered form equal to its beneficial interest in Warrants represented by such Global Warrant (or the portion thereof indicated above); or
       __
      /_/   has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

            In connection with such request, the Transferor does hereby certify that Transferor is familiar with the Warrant Agreement (the "Agreement") relating to the Warrants and the restrictions on transfers thereof as provided in Section 6 of such Agreement, and that the transfer of this Warrant requested hereby does not require registration under the Securities Act (as defined below) because:
       __
      /_/   Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 6(a)(y)(A) of the Agreement).
       __
      /_/   Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A or in accordance with Regulation S under the 1933 Act. If such transfer is in accordance with Regulation S, an opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.



                                  B-1


       __
      /_/   Such Warrant is being transferred in accordance with Rule 144 under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.
       __
      /_/   Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A or Rule 144 or Regulation S under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.


                                    ______________________________
                                       [INSERT NAME
                                        OF TRANSFEROR]

                                    By:   _________________________

Date:  _____________
       *Check applicable box.

                                                            EXHIBIT C



THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER,
SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE REGISTRATION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF
THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR
AN AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT
THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING
MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT
OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN
THE MEANING OF SUBPARAGRAPHS (A)(1), (2), (3) OR (7) OF RULE 501 UNDER
THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH
CASE HAVING AN AGGREGATE LIQUIDATION PREFERENCE OF NOT LESS THAN
$250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, PROVIDED THAT AN INITIAL INVESTOR IS AN

INSTITUTIONAL "ACCREDITED INVESTOR"
PURCHASING AS DESCRIBED IN CLAUSE (E) ABOVE SHALL NOT BE PERMITTED TO TRANSFER THIS SECURITY TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT; AND SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES
(A)-(F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                                      EXHIBIT D





                          Transferee Letter of Representation

Renaissance Cosmetics, Inc.
955 Massachusetts Avenue
Cambridge, Massachusetts  02139


Ladies and Gentlemen:

      In connection with our proposed purchase of Warrants to purchase
Common Stock (the "Securities") of Renaissance Cosmetics, Inc. (the "Company"), firm that:

      1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the
Warrant Agreement dated as of August   , 1996 relating to the Securities
and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities within three years after the original issuance of the Securities, we will do so only
(A) to the Company or any subsidiary thereof, (B) inside the United
States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

            3. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Company such certifications, legal opinions and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            The Company is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,


                                          __________________
                                          (Name of Purchaser)


                                          By:
                                             _______________

                                          Date:
                                               _____________

            Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:______________________________

Address:___________________________

Taxpayer ID Number:________________